Exhibit 2

CHEVRON
EMPLOYEE SAVINGS INVESTMENT PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULES

TOGETHER WITH REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2014 AND 2013

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN

TABLE OF CONTENTS

PAGE
Report of Independent Registered Public Accounting Firm	1-2
Financial Statements:
Statements of Net Assets Available for Benefits as of December 31, 2014 and 2013	3
Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2014	4
Notes to Financial Statements	5-16
Supplemental Schedules:
Schedule H - Part IV, Line 4(i) - Schedule of Assets Held as of December 31, 2014	17-24
Schedule H - Part IV, Line 4(j) - Schedule of Reportable Transactions for the Year Ended December 31, 2014	25

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Participants and Plan Administrator
Chevron Employee Savings Investment Plan:

We have audited the accompanying statements of net assets available for benefits of the Chevron Employee Savings Investment Plan (the Plan) as of December 31, 2014 and 2013, and the related statement of changes in net assets available for benefits for the year ended December 31, 2014. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2014 and 2013, and the changes in net assets available for benefits for the year ended December 31, 2014 in conformity with U.S. generally accepted accounting principles.

The supplemental information in the accompanying schedules of assets held as of December 31, 2014 and reportable transactions for the year ended December 31, 2014 has been subjected to the auditing procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is presented for the purpose of additional analysis and is not a required part of the financial statements but included as required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information in the accompanying schedules, we evaluated whether the supplemental information, including in its form and content, is presented in conformity with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information in the accompanying schedules is fairly stated in all material respects in relation to the basic financial statements as a whole.

/s/ Morris Davis Chan & Tan LLP
Oakland, California
June 23, 2015

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2014 AND 2013
(thousands of dollars)

	2014	2013

Assets

Investments - at fair value:
Chevron Corporation common stock	$8,870,850	$9,973,436
Registered investment companies	8,599,191	8,781,841
Vanguard Brokerage Option	285,621	265,547
Collective investment funds	814,602	114,172
Separate Account	296,960	258,401
Total investments	18,867,224	19,393,397

Receivables:
Notes receivable from participants	144,859	143,105
Employer contributions	0	4
Participant contributions	0	3
Due from broker	0	216
Total receivables	144,859	143,328

Total assets	19,012,083	19,536,725

Liabilities

Due to broker	0	765

Total liabilities	0	765

Net assets available
for benefits	$19,012,083	$19,535,960
The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2014
(thousands of dollars)

Additions

Contributions:
Employer contributions	$316,211
Participant contributions	383,636
Participant rollovers	123,559
Total contributions	823,406

Investment income
Net depreciation in fair value of investments	(600,957)
Dividends	621,887
Interest	11,099
Total investment income	32,029

Interest on notes receivable from participants	4,397

Total additions	859,832

Deductions

Distribution to participants	1,378,019
Administrative fees	5,448
Total deductions	1,383,467

Interfund transfers	(242)

Net decrease	(523,877)

Net assets available for benefits:
Beginning of year	19,535,960

End of year	$19,012,083
The accompanying notes are an integral part of these financial statements.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1 - Description of the Plan

The following description of the Chevron Employee Savings Investment Plan (ESIP or the Plan), provides only general information. Participants should refer to the Plan document or Summary Plan Description for a more complete description of the Plan’s provisions.

The Plan is a defined contribution plan that is intended to be a qualified profit-sharing plan under section 401(a) of the Internal Revenue Code (the Code), a qualified cash or deferred arrangement under section 401(k) of the Code, and, effective December 1, 1989, to include a leveraged Employee Stock Ownership Plan (ESOP) qualified under section 4975(e)(7) of the Code.

Plan Sponsor/Administrator. Chevron Corporation (Chevron or the Corporation) is the Plan Sponsor and the Plan Administrator of the ESIP. It has the authority to appoint one or more trustees to hold the assets of the Plan and to appoint a recordkeeper. In its capacity as fiduciary, the Corporation makes such rules, regulations and computations and takes whatever action is necessary to administer the Plan in accordance with provisions of the Code and the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Eligibility. Employees of the Corporation and each other participating company (Company) or employees who are represented by a labor organization that has bargained for and agreed to participation in the Plan are eligible to join the Plan if they are on the U.S. payroll.

Contributions. Participants may contribute up to 75 percent of regular pay as combined basic (1 or 2 percent) and supplemental (up to 73 percent) contributions. For 2014, the maximum contribution amount on a before-tax and Roth 401(k) basis was the annual IRC limit of $17,500, for participants under age 50 and $23,000 for participants age 50 and up. The Plan has a fixed match feature. The Company will match 4 percent of regular pay on the first 1 percent of the participant’s basic contribution to the Plan or 8 percent of regular pay on the first 2 percent of the participant’s basic contribution to the Plan. Both participant and company match contributions to the Plan ceased when a participant reached regular pay of $260,000 for the year 2014.

Vesting. Employees are always fully vested in all contributions to their accounts, as well as the investment income earned from all contributions to the Plan.

Participant Accounts. Contributions are invested in funds within a number of Plan accounts. Employee contributions are comprised of basic and supplemental contributions and rollover contributions from other qualified retirement plans or from a rollover IRA, on a pre-tax, after-tax, or Roth 401(k) basis.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1 - Description of the Plan (Continued)

Trustee. Vanguard Fiduciary Trust Company (Vanguard) is the trustee of the Plan. Vanguard is also the Plan’s recordkeeper. The trustee has the authority to manage the assets of the Plan in accordance with its terms and those of the trust agreement. The Corporation and Vanguard entered into a sub-trust agreement with State Street Bank and Trust Company (State Street) to perform custodial and administrative functions for the Dodge & Cox Income Separate Account (Separate Account).

Leveraged ESOP. In December 1989, the ESOP borrowed a total of $1 billion from several banks and used the proceeds of the loans to purchase 14.1 million shares of the corporation’s Common Stock from the Corporation. In October 1991, these loans were completely refinanced by the ESOP’s issuance to the public of registered debt securities. In July 1999, the outstanding ESOP loan was completely refinanced extending the ESOP term through the year 2016. Subsequently, accelerated principal payments were made, reducing the loan payment period to end by the year 2013. The rate on the ESOP loan was fixed at 7.327% per year.

The ESOP loan was guaranteed by the Corporation and repaid using dividends paid on the shares acquired by the ESOP and Company contributions. To enforce the ESOP’s obligation to pay holders of the registered debt securities, the holders have no recourse against the assets of the ESOP except that, to the extent permitted by the Code and ERISA, the holders had rights to any cash contributions made by the participating companies to satisfy the ESOP’s obligations under the registered debt securities and to any earnings attributable to the investment of such contributions. In light of the limited recourse that holders of the registered debt securities have against the ESOP, purchasers of the registered debt securities were cautioned to rely solely upon the creditworthiness of the Corporation and its obligations under its guarantee of the ESOP loan. Unallocated ESOP shares were held in a suspense account and secured the Corporation’s guaranteed of the ESOP loan. As payments of principal and interest were made on the ESOP loan, shares were released from the suspense account. These released shares were valued at the then current market price for allocation to participants who elected to contribute 1 or 2 percent of their regular pay to the Plan. The ESOP loan was redeemed on July 1, 2013 and all ESOP shares held in the suspense account were released by the end of 2013. As a result, all Company matching contributions with ESOP shares has been discontinued.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1 - Description of the Plan (Continued)

Notes Receivable from Participants. The Plan loan provision allows participants to borrow funds from their Plan account, subject to certain restrictions and limitations. Participants may borrow up to the lesser of $50,000 or 50% of their total vested account balance or the value of the account(s) used to fund the loan. The minimum loan is $1,000. The minimum term for repayment of any loan is 6 months and the maximum term is 5 years. However, the maximum term for repayment of a loan to purchase the participant’s principal residence is 25 years. Loans bear a fixed rate of interest equal to 2 percent plus the average one-year jumbo certificate of deposit rate, as published in The Wall Street Journal on the last Wednesday of the preceding month. Interest rates charged during 2014 ranged from 2.86% to 9.50%. Most loan repayments are made through payroll deductions and the principal and interest paid by the participants are reinvested in the participants’ accounts. Notes receivable from participants totaled $144,859,117 and $143,105,100 as of December 31, 2014 and 2013, respectively.

Plan Termination. The Corporation expects to continue the ESIP indefinitely, but has the authority to amend or terminate the ESIP at any time. In the event of a plan termination, the trust fund shall continue until any previously unallocated assets of the Plan are allocated to accounts and distributed to participants or beneficiaries in accordance with applicable law and pursuant to written rules and procedures adopted by the Corporation prior to such termination. In addition, upon plan termination, neither the Corporation nor any other person shall have a liability or obligation to provide additional benefits. Participants or beneficiaries shall obtain benefits solely from the trust fund.

Plan Expenses. Administrative expenses relating to the Plan, including audit fees and participant education retirement services are paid by the Plan to the extent Plan forfeiture funds are sufficient. If not, such fees are paid by the Corporation. Certain Chevron employee and administrative costs are being reimbursed to the Corporation by the Plan.

NOTE 2 - Summary of Significant Accounting Policies

The following are the significant accounting policies followed by the Plan:

Basis of Accounting. The financial statements of the ESIP are presented on the accrual basis of accounting.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2 - Summary of Significant Accounting Policies (Continued)

Investment Valuation and Income Recognition. Investments are reported at fair value, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Investments in the core and supplemental options are valued on each business day on which the New York Stock Exchange is open for trading to reflect contributions, distributions, income, expenses, gains and losses. The difference between cost and market value represents unrealized appreciation or depreciation as of the reporting date. The valuation of the underlying securities in the Vanguard Brokerage Option and Separate Account is determined daily by Vanguard Brokerage Service and State Street, respectively. ESOP shares released from the suspense account are allocated based on the then-current market value.

Net appreciation (depreciation) in fair value of investments includes realized gains (losses) and unrealized appreciation (depreciation). Realized gains (losses) on investments are based on sales proceeds less average cost. Security purchases and sales are recorded as of the trade date for such transactions.

Dividend income earned on investments held and interest income earned on funds pending investment are recorded on an accrual basis.

Notes Receivable from Participants. Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent notes receivable from participants are reclassified as distributions based upon the terms of the Plan document.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Changes in Comparative Presentation. The financial statements present only one year of statement of changes in net assets available for benefits in the current year. There was no need to reflect allocated and unallocated amounts on the statement of changes in net assets available for benefits for the year ended December 31, 2014 following the release of all unallocated ESOP shares by the end of 2013.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 3 - Fair Value Measurements

Accounting Standards Codification (ASC) 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2:	Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value. There have been no changes in the methodologies used at December 31, 2014 and 2013.

•	Common stocks and debt instruments are valued at the closing price reported on the active market on which the individual securities are traded.

•	Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end.

•
Collective investment funds are stated at fair value as determined by the issuers based on the unit values of the funds. Unit values are determined by dividing the fund’s net assets, which represents the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 3 - Fair Value Measurements (Continued)

•
The Separate Account is stated at fair value as determined by the issuers based on the unit value of the Separate Account. Unit value is determined by dividing the Separate Account’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date. While not publicly traded, the Separate Account comprised primarily of underlying securities represented by a variety of asset classes (i.e., cash equivalents, corporate bonds, mortgages, U.S. government and asset-backed securities) that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by the Separate Account are readily observable and available.

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following tables set forth by level, within the fair value hierarchy, the Plan’s investments at fair value as of December 31, 2014 and 2013:

	Investments at Fair Value (in thousands) as of December 31, 2014
	Level 1	Level 2	Level 3	Total

Common stocks	$ 8,870,850	$—	$—	$ 8,870,850
Registered investment companies	8,599,191	—	—	8,599,191
Vanguard Brokerage Option	285,621	—	—	285,621
Collective investment funds	—	814,602	—	814,602
Separate Account:
Corporte bonds	—	130,610	—	130,610
Mortgages	—	97,875	—	97,875
U.S. government securities	—	45,329	—	45,329
Asset-backed securities	—	14,999	—	14,999
Cash equivalents	—	6,431	—	6,431
Receivables	—	1,882	—	1,882
Liabilities	—	(166)	—	(166)
	—	296,960	—	296,960

Total investments, at fair value	$ 17,755,662	$1,111,562	$—	$ 18,867,224

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 3 - Fair Value Measurements (Continued)

	Investments at Fair Value (in thousands) as of December 31, 2013
	Level 1	Level 2	Level 3	Total

Common stocks	$9,973,436	$—	$—	$9,973,436
Registered investment companies	8,781,841	—	—	8,781,841
Vanguard Brokerage Option	265,547	—	—	265,547
Collective investment funds	—	114,172	—	114,172
Separate Account:
Corporte bonds	—	118,219	—	118,219
Mortgages	—	93,891	—	93,891
U.S. government securities	—	31,676	—	31,676
Asset-backed securities	—	6,393	—	6,393
Cash equivalents	—	7,013	—	7,013
Receivables	—	1,349	—	1,349
Liabilities	—	(140)	—	(140)
	—	258,401	—	258,401

Total investments, at fair value	$19,020,824	$372,573	$—	$19,393,397

NOTE 4 - NONPARTICIPANT-DIRECTED FUND ACTIVITY

The following information relates to the net assets available for benefits as of December 31, 2014 and 2013, and changes in net assets available for benefits for the year ended December 31, 2014 for the nonparticipant-directed activity covering the Chevron stock:

	2014	2013

Assets

Investments - at fair value:
Chevron Corporation common stock	$8,870,850	$9,973,436
Total investments	8,870,850	9,973,436

Receivables:
Employer contributions	—	4
Participant contribution	—	1
Total receivables	—	5

Total assets	8,870,850	9,973,441

Liabilities	—	—

Net assets available for benefits	$8,870,850	$9,973,441

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 4 - NONPARTICIPANT-DIRECTED FUND ACTIVITY (Continued)

Year Ended December 31, 2014

Additions

Contributions:
Employer contributions	$315,671
Participant contributions	128,559
Total contributions	444,230

Investment income (loss)
Net depreciation in fair value of investments	(960,049)
Dividends	261,112
Total investment loss	(698,937)

Total additions, net	(254,707)

Deductions

Distribution to participants	615,452
Administrative fees	718
Total deductions	616,170

Interfund transfers	(231,726)

Intra-plan transfers	12

Net decrease	(1,102,591)

Net assets available for benefits:
Beginning of year	9,973,441

End of year	$8,870,850

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5 - Investments

As of December 31, 2014 and 2013, the following broad range of investment options were available to participants:

Tier 1: Target Retirement Trusts

Fund Name	Fund Type
Vanguard Target Retirement Income Trust
Vanguard Target Retirement 2010 Trust
Vanguard Target Retirement 2015 Trust
Vanguard Target Retirement 2020 Trust
Vanguard Target Retirement 2025 Trust
Vanguard Target Retirement 2030 Trust
Vanguard Target Retirement 2035 Trust
Vanguard Target Retirement 2040 Trust
Vanguard Target Retirement 2045 Trust
Vanguard Target Retirement 2050 Trust
Vanguard Target Retirement 2055 Trust
Vanguard Target Retirement 2060 Trust
Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced Balanced

Tier 2: Core Funds

Fund Name	Fund Type
Chevron Leveraged ESOP Fund	Company stock
Chevron Corporation Common Stock Fund	Company stock
Vanguard Prime Money Market Fund	Money market
Vanguard Short-Term Bond Index Fund	Fixed income
Vanguard Total Bond Market Index Fund	Fixed income
SSgA U.S. Inflation Protected Bond Index Fund	Fixed income
Vanguard Institutional Index Fund	Large-cap stock
Vanguard Institutional Total Stock Market Index Fund	Growth and income stock
Vanguard REIT Index Fund	Real estate
Vanguard Total World Stock Index Fund	International stock
Vanguard Extended Market Index Fund	Small & mid-cap growth stock
Vanguard Small-Cap Index Fund	Small-cap value stock
Vanguard Developed Markets Index Fund	International stock
Vanguard Emerging Markets Stock Index Fund	International stock

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5 - Investments (Continued)

Tier 3: Supplemental Funds

Fund Name	Fund Type
Dodge & Cox Income Separate Account	Fixed income
Vanguard Windsor II Fund	Large-cap value stock
Artisan Mid Cap Fund	Mid-cap growth stock
Neuberger Berman Genesis Fund	Small-cap blend stock
Vanguard PRIMECAP Fund	Large-cap growth stock
American Funds EuroPacific Growth Fund	International stock

Effective April 1, 2014, Vanguard Emerging Markets Stock Index Fund, Vanguard REIT Index Fund, and Vanguard Small-Cap Index Fund were added as investment options in the Plan while Artisan Small Cap Value Fund, and Vanguard Balanced Index Fund were terminated. Balances and contributions in these terminated funds were redirected to Vanguard Small-Cap Index Fund, and Vanguard Target Retirement Trusts with the target date closest to the year in which the participant reaches age 65.

Effective April 1, 2013, Vanguard Target Retirement Trusts, SSgA U.S. Inflation Protected Bond Index Fund, and Vanguard Total World Stock Index Fund were added as investment options in the Plan. In addition, exchange-traded funds were added as new investment options under the VBO.

Vanguard Brokerage Option (VBO)

Through the Vanguard Brokerage Services, a participant may choose from approximately 6,000 mutual funds from Vanguard and other companies that are not included in the core or supplemental investment funds and, starting in April 2013, from among thousands of Exchange-Traded Funds. There is a $50 annual fee charged to participants who use this option that is paid directly to Vanguard. Within each fund offered in the VBO additional fees may be charged, either accrued within a fund’s pooled price or charged directly on deposits or withdrawals depending upon the fund.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5 - Investments (Continued)

The following table presents the investments that represent 5% or more of the Plan's net assets available for benefits as of December 31, 2014 and 2013.

	2014		2013
	Participant	Non-Participant	Participant	Non-Participant
	Directed	Directed	Directed	Directed
	(thousands of dollars)		(thousands of dollars)

Chevron Corporation Common Stock	$—	$8,870,850	$—	$9,973,436
Vanguard Total Bond Market Index Bond Fund	1,142,242	—	1,041,743	—
Vanguard Prime Money Market Fund	966,234	—	1,142,279	—
Vanguard Institutional Index Fund	1,663,356	—	1,533,420	—

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in fair value as follows for the year ended December 31, 2014:

	Participant	Non-Participant
	Directed	Directed	Total
	(thousands of dollars)

Common stocks	$—	$(960,049)	$(960,049)
Registered investment companies	314,854	—	314,854
Collective investment fund	38,762	—	38,762
Separate Account:
Corporate bonds	4,229	—	4,229
Mortgages	(252)	—	(252)
U.S. government securities	1,511	—	1,511
Asset-backed securities	(12)	—	(12)
Total Separate Account	5,476	—	5,476

Net appreciation (depreciation) in fair value of investments	$359,092	$(960,049)	$(600,957)

NOTE 6 - Income Taxes

The Plan received a determination letter dated October 23, 2013 from the Internal Revenue Service (IRS) stating that the Plan is qualified with the applicable requirements of the Code. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporation indicated that it will take the necessary steps, if any, to maintain the Plan’s qualified status.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6 - Income Taxes (Continued)

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain tax position that would not meet the more likely than not standard and be-sustained upon examination by the IRS.  The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2014, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2011.

NOTE 7 - Risks and Uncertainties

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes, both positive and negative, in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 8 - Related Party Transactions

Certain Plan investments consist of shares of registered investment funds managed by Vanguard Fiduciary Trust Company and shares of common stock of the Corporation. Transactions with Vanguard Fiduciary Trust Company, as the trustee and recordkeeper, and the Corporation as the Plan sponsor and Plan administrator, qualify as party-in-interest transactions.

NOTE 9 - Subsequent Events

The Plan’s financial statements have been evaluated for subsequent events or transactions.  Effective February 16, 2015, the Corporation has changed its Company matching contribution from Chevron stock to cash.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

	COMMON STOCK
*	Chevron Corporation	Common Stock	79,076,930	$ 4,664,885	$ 8,870,850
	TOTAL COMMON STOCK				8,870,850
	REGISTERED INVESTMENT COMPANIES
*	Vanguard Small Cap Index Fund		1,251,166	195,454	201,776
*	Vanguard REIT Index Fund		4,533,234	75,505	80,556
*	Vanguard Emerging Market Stock Index Fund		2,631,989	69,992	66,563
*	Vanguard Institutional Index Fund		8,815,751	1,200,661	1,663,356
*	Vanguard Total Bond Market Index Fund		105,082,050	1,147,285	1,142,242
*	Vanguard Prime Money Market Fund		966,233,579	966,234	966,234
*	Vanguard PRIMECAP Fund		8,908,005	709,180	949,148
*	Vanguard Developed Markets Index Fund		33,278,916	691,847	633,963
*	Vanguard Windsor II Fund		9,796,185	539,033	648,507
*	Vanguard Total Stock Market Index Fund		13,552,526	474,043	634,123
*	Vanguard Extended Market Index Fund		3,417,907	408,949	561,767
*	Vanguard Short-Term Bond Fund Index		24,253,914	256,631	254,181
*	Vanguard World Stock Fund		331,263	39,228	40,623
	Neuberger Berman Genesis Fund		4,969,477	243,824	281,272
	American Funds EuroPacific Growth Fund		5,556,234	229,777	261,643
	Artisan Mid Cap Fund		4,692,717	180,341	213,237

	TOTAL REGISTERED INVESTMENT COMPANIES				8,599,191

*	VANGUARD BROKERAGE OPTION		—		285,621

	COLLECTIVE INVESTMENT FUNDS
*	Vanguard Target Date Retirement Trust I		867,121	37,565	38,925
*	Vanguard Target Date Retirement Trust 2010		861,211	35,579	37,170
*	Vanguard Target Date Retirement Trust 2015		2,866,472	118,794	124,606
*	Vanguard Target Date Retirement Trust 2020		5,449,583	226,151	237,874
*	Vanguard Target Date Retirement Trust 2025		3,743,775	152,841	161,244
*	Vanguard Target Date Retirement Trust 2030		1,593,832	64,588	68,136
*	Vanguard Target Date Retirement Trust 2035		1,049,681	42,532	45,105
*	Vanguard Target Date Retirement Trust 2040		859,716	35,247	37,587
*	Vanguard Target Date Retirement Trust 2045		632,439	26,072	27,568
*	Vanguard Target Date Retirement Trust 2050		340,999	14,123	14,956
*	Vanguard Target Date Retirement Trust 2055		77,490	3,977	4,148
*	Vanguard Target Date Retirement Trust 2060		88,217	2,364	2,478
	SSgA Inflation Prot Bond Index		1,141,717	14,986	14,805

	TOTAL COLLECTIVE INVESTMENT FUNDS				814,602

	SEPARATE ACCOUNT
	Corporate bonds
	21st Century Fox America Company	Guaranty 02/41 6.150%	295,000	336	375
	22nd Century Fox America Company	Guaranty 03/37 6.150%	290,000	325	363
	23rd Century Fox America Company	Guaranty 11/37 6.650%	80,000	93	107
	24th Century Fox America Company	Guaranty 12/34 6.200%	70,000	78	89
	25th Century Fox America Company	Guaranty 12/35 6.400%	285,000	321	372
	Anthem Inc	Sr Unsecured 02/19 7.000%	685,000	863	807
	Anthem Inc	Sr Unsecured 06/17 5.875%	160,000	189	176

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

AT&T Corp Company	Guaranty 11/31 8.000%	1,550,000	$2,289	$2,284
AT&T Inc	Sr Unsecured 09/40 5.350%	85,000	96	92
Bank of America Corp Capital Trust XI Limited	Guaranty 05/36 6.625%	2,470,000	2,736	3,010
Bank of America Corp	Sr Unsecured 06/19 7.625%	1,525,000	1,746	1,843
Bank of America Corp	Sr Unsecured 07/20 5.625%	400,000	460	455
Bank of America Corp	Subordinated 08/24 4.200%	400,000	400	407
Bank One Capital III	Limited Guaranty 09/30 8.750%	450,000	619	650
Barclays	Plc Subordinated 09/24 4.375%	1,450,000	1,447	1,397
Becton Dickinson and Co	Sr Unsecured 12/24 3.734%	375,000	376	386
BNP Paribas	10/24 4.250%	2,150,000	2,145	2,172
BNSF Railway Co	2007 1 P Pass Thru Ce 04/24 5.996%	451,728	529	508
Boston Properties LP	Sr Unsecured 02/23 3.850%	250,000	249	260
Boston Properties LP	Sr Unsecured 02/24 3.800%	375,000	374	385
Boston Properties LP	Sr Unsecured 05/21 4.125%	955,000	1,034	1,017
Boston Properties LP	Sr Unsecured 10/19 5.875%	475,000	546	544
Boston Properties LP	Sr Unsecured 11/18 3.700%	280,000	293	295
Boston Properties LP	Sr Unsecured 11/20 5.625%	545,000	634	622
Boston Scientific Corp	Sr Unsecured 01/20 6.000%	1,240,000	1,439	1,397
Boston Scientific Corp	Sr Unsecured 06/16 6.400%	1,085,000	1,253	1,161
Boston Scientific Corp	Sr Unsecured 11/15 6.250%	145,000	161	151
Burlingtn No	SF 06 1 TR Pass Thru Ce 01/24 5.720%	166,761	196	190
Burlingtn No	SF 06 2 TR Pass Thru Ce 04/24 5.629%	233,847	273	262
Burlingtn No	SF 99 2 TR Pass Thru Ce 01/21 7.570%	124,143	149	142
Burlingtn North Santa Fe	Sr Unsecured 09/22 3.050%	575,000	576	579
Burlingtn North Santa Fe	Sr Unsecured 09/23 3.850%	875,000	872	923
Burlingtn North Santa Fe	Sr Unsecured 10/19 4.700%	750,000	857	829
Capital One Financial Co	Sr Unsecured 06/23 3.500%	1,545,000	1,546	1,561
Capital One Financial Co	Sr Unsecured 07/21 4.750%	1,250,000	1,352	1,378
Cemex Finance LLC	Sr Secured 144A 04/24 6.000%	575,000	576	561
Cemex Sab De Cv	Sr Secured 144A 01/21 7.250%	275,000	290	288
Cemex Sab De Cv	Sr Secured 144A 12/19 6.500%	1,375,000	1,375	1,409
Cigna Corp	Sr Unsecured 01/33 VAR	260,000	339	346
Cigna Corp	Sr Unsecured 03/23 7.650%	270,000	344	345
Cigna Corp	Sr Unsecured 05/19 8.500%	740,000	960	915
Cigna Corp	Sr Unsecured 05/27 7.875%	290,000	385	396
Cigna Corp	Sr Unsecured 11/36 6.150%	540,000	638	673
Citigroup Inc	Capital XIII Preferred Stock 10/40 Var	107,450	2,874	2,856
Citigroup Inc	Sr Unsecured 05/18 VAR	1,080,000	1,016	1,116
Citigroup Inc	Sr Unsecured 11/17 6.125%	275,000	315	307
Comcast Corp Company	Guaranty 02/18 5.875%	680,000	801	765
Comcast Corp Company	Guaranty 05/18 5.700%	25,000	29	28
Cox Communications Inc	Sr Unsecured 144A 01/19 9.375%	1,400,000	1,893	1,762
Cox Communications Inc	Sr Unsecured 144A 02/25 3.850%	900,000	898	908
Cox Communications Inc	Sr Unsecured 144A 06/23 2.950%	925,000	902	887
Cox Communications Inc	Sr Unsecured 144A 12/16 5.875%	760,000	877	822
Cox Communications Inc	Sr Unsecured 144A 12/22 3.250%	1,575,000	1,467	1,546
CSX Transportation Inc	Sr Secured 01/23 6.251%	158,600	190	190
CSX Transportation Inc	Sr Unsecured 06/20 9.750%	100,000	142	132
Dillards Inc	Sr Unsecured 05/27 7.750%	125,000	121	140
Dillards Inc	Sr Unsecured 07/26 7.750%	210,000	207	234
Dillards Inc	Sr Unsecured 08/18 7.130%	230,000	241	258
Dillards Inc	Sr Unsecured 12/28 7.000%	280,000	265	297
Dominion Resources Inc Jr	Subordina 10/54 VAR	1,325,000	1,325	1,383

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

Dow Chemical Co/The	Sr Unsecured 05/19 8.550%	1,260,000	$1,663	$1,566
Dow Chemical Co/The	Sr Unsecured 05/39 9.400%	1,225,000	1,901	1,988
Dow Chemical Co/The	Sr Unsecured 11/29 7.375%	480,000	636	639
Eaton Corp Company	Guaranty 11/17 1.500%	250,000	250	249
Eaton Corp Company	Guaranty 11/22 2.750%	650,000	648	639
Enel Finance Intl Nv Company	Guaranty 144A 09/37 6.800%	1,300,000	1,476	1,662
Enel Finance Intl Nv Company	Guaranty 144A 10/39 6.000%	700,000	671	823
ERP Operating LP	Sr Unsecured 04/23 3.000%	625,000	619	610
ERP Operating LP	Sr Unsecured 12/21 4.625%	750,000	819	821
FedEx Corp	1998 Pass Tst Pass Thru Ce 07/23 6.720%	163,684	194	192
FedEx Corp Company	Guaranty 01/19 8.000%	180,000	239	219
Ford Motor Credit Co LLC	Sr Unsecured 01/20 8.125%	300,000	378	372
Ford Motor Credit Co LLC	Sr Unsecured 02/21 5.750%	565,000	635	647
Ford Motor Credit Co LLC	Sr Unsecured 08/21 5.875%	500,000	554	579
Ford Motor Credit Co LLC	Sr Unsecured 09/22 4.250%	525,000	520	557
General Elec Cap Corp	Sr Unsecured 01/20 5.500%	1,755,000	2,004	2,009
General Elec Cap Corp	Sr Unsecured 01/21 4.625%	160,000	174	178
General Elec Cap Corp	Sr Unsecured 09/20 4.375%	910,000	986	997
General Elec Cap Corp	Sr Unsecured 10/21 4.650%	285,000	312	321
HCA Inc	Guaranty 01/15 6.375%	915,000	981	915
HCA Inc	Guaranty 02/16 6.500%	2,555,000	2,725	2,667
Health Net Inc	Sr Unsecured 06/17 6.375%	815,000	831	880
Hewlett Packard Co	Sr Unsecured 12/16 3.300%	895,000	923	924
Hsbc Holdings Plc	Plc Sr Unsecured 04/21 5.100%	515,000	570	582
Hsbc Holdings Plc	Plc Subordinated 05/36 6.500%	1,560,000	1,731	2,004
Hsbc Holdings Plc	Plc Subordinated 09/37 6.500%	1,060,000	1,178	1,362
JPMorgan Chase & Co	Sr Unsecured 03/20 4.950%	270,000	301	298
Kinder Morgan Ener Part Company	Guaranty 02/24 4.150%	1,550,000	1,535	1,546
Kinder Morgan Inc/Delawa Company	Guaranty 06/25 4.300%	500,000	498	500
Lafarge Sa	Sr Unsecured 07/16 6.500%	1,505,000	1,613	1,603
Lafarge Sa	Sr Unsecured 144A 07/15 6.200%	1,665,000	1,767	1,703
Liberty Interactive LLC	Sr Unsecured 02/30 8.250%	285,000	292	308
Liberty Interactive LLC	Sr Unsecured 07/29 8.500%	115,000	118	126
Lloyds Banking Group	Plc Subordinated 11/24 4.500%	725,000	723	732
Macys Retail Hldgs Inc Company	Guaranty 01/32 6.900%	520,000	627	677
Macys Retail Hldgs Inc Company	Guaranty 02/28 7.000%	255,000	304	318
Macys Retail Hldgs Inc Company	Guaranty 03/37 6.375%	730,000	891	924
Macys Retail Hldgs Inc Company	Guaranty 04/29 6.900%	490,000	576	624
Macys Retail Hldgs Inc Company	Guaranty 07/24 6.650%	390,000	468	484
Macys Retail Hldgs Inc Company	Guaranty 07/34 6.700%	835,000	1,005	1,067
Macys Retail Hldgs Inc Company	Guaranty 09/28 6.700%	220,000	252	269
Myriad Int Holdings Bv Company	Guaranty 144A 07/20 6.000%	1,275,000	1,307	1,393
Navient Corp.	Sr Unsecured 01/16 6.250%	750,000	827	780
Navient Corp.	Sr Unsecured 01/17 6.000%	1,075,000	1,055	1,126
Navient Corp.	Sr Unsecured 09/15 3.875%	700,000	722	705
Navient Corp.	Sr Unsecured 09/17 4.625%	275,000	283	279
Nordstrom Inc	Sr Unsecured 01/18 6.250%	160,000	194	180
Nordstrom Inc	Sr Unsecured 03/28 6.950%	125,000	164	165
Norfolk Southern Corp	Sr Unsecured 05/17 7.700%	285,000	362	326
Petrobras Global Finance Company	Guaranty 03/24 6.250%	450,000	449	428
Petrobras Global Finance Company	Guaranty 05/23 4.375%	1,525,000	1,521	1,312
Petrobras Intl Fin Co Company	Guaranty 01/20 5.750%	290,000	316	280
Petrobras Intl Fin Co Company	Guaranty 01/21 5.375%	630,000	687	584

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

Petroleos Mexicanos Company	Guaranty 01/45 6.375%	525,000	$521	$595
Petroleos Mexicanos Company	Guaranty 06/35 6.625%	675,000	755	780
Petroleos Mexicanos Company	Guaranty 144A 01/25 4.250%	1,475,000	1,487	1,465
Provident Companies Inc	Sr Unsecured 03/28 7.250%	245,000	277	311
Reed Elsevier Capital Company	Guaranty 01/19 8.625%	275,000	350	336
Reed Elsevier Capital Company	Guaranty 10/22 3.125%	1,240,000	1,145	1,227
Rio Oil Finance Trust	Sr Secured 144A 01/27 6.750%	2,925,000	2,925	2,779
Rio Oil Finance Trust	Sr Secured 144A 07/24 6.250%	3,200,000	3,171	3,024
Royal Bk Scotlnd Grp	Plc Subordinated 12/22 6.125%	2,250,000	2,216	2,449
Royal Bk Scotlnd Grp	Plc Subordinated 12/23 6.000%	1,100,000	1,134	1,191
Southern Railway Co	Sr Unsecured 06/20 9.750%	135,000	197	180
Sprint Communications	Sr Unsecured 12/16 6.000%	1,650,000	1,575	1,726
Telecom Italia Capital Company	Guaranty 06/18 6.999%	1,135,000	1,270	1,260
Telecom Italia Capital Company	Guaranty 06/19 7.175%	1,400,000	1,489	1,603
Telecom Italia Capital Company	Guaranty 06/38 7.721%	550,000	569	613
Telecom Italia Capital Company	Guaranty 07/36 7.200%	425,000	399	457
Telecom Italia Spa	Sr Unsecured 144A 05/24 5.303%	750,000	729	759
Time Warner Cable Inc Company	Guaranty 02/19 8.750%	810,000	1,071	1,003
Time Warner Cable Inc Company	Guaranty 02/20 5.000%	80,000	89	88
Time Warner Cable Inc Company	Guaranty 04/19 8.250%	1,910,000	2,447	2,338
Time Warner Cable Inc Company	Guaranty 09/21 4.000%	760,000	814	809
Time Warner Inc Company	Guaranty 04/31 7.625%	1,810,000	2,345	2,523
Time Warner Inc Company	Guaranty 05/32 7.700%	1,530,000	2,016	2,162
Union Pacific Corp	Sr Unsecured 02/24 3.646%	425,000	465	450
Union Pacific Corp	Sr Unsecured 07/22 4.163%	245,000	274	269
Union Pacific RR Co	07 3 Pass Thru Ce 01/31 6.176%	337,138	403	402
UNP RR Co	2002 Pass Trst Pass Thru Ce 01/23 6.061%	81,617	91	93
UNP RR Co	2006 Pass Trst Pass Thru Ce 07/30 5.866%	453,731	530	540
Unum Group	Sr Unsecured 02/28 7.190%	110,000	120	134
Unum Group	Sr Unsecured 12/28 6.750%	75,000	82	92
Verizon Communications	Sr Unsecured 03/24 4.150%	600,000	600	621
Verizon Communications	Sr Unsecured 09/23 5.150%	3,000,000	3,018	3,313
Verizon Communications	Sr Unsecured 09/43 6.550%	300,000	305	384
Vulcan Materials Co	Sr Unsecured 06/21 7.500%	1,490,000	1,675	1,736
Vulcan Materials Co	Sr Unsecured 12/16 6.500%	45,000	46	48
Xerox Corporation	Sr Unsecured 02/17 6.750%	620,000	725	683
Xerox Corporation	Sr Unsecured 04/16 7.200%	250,000	290	268
Xerox Corporation	Sr Unsecured 05/18 6.350%	1,060,000	1,243	1,199
Xerox Corporation	Sr Unsecured 05/21 4.500%	995,000	1,043	1,063
Xerox Corporation	Sr Unsecured 12/19 5.625%	665,000	754	747

Total Corporate bonds				130,612

Mortgages
America Express Credit Account	AMXCA 2014 4 A	1,455,000	1,455	1,453
Chase Issuance Trust Chait	Chait 2012 A5 A5	2,900,000	2,902	2,901
Chase Issuance Trust Chait	Chait 2012 A8 A8	4,240,000	4,240	4,238
Chase Issuance Trust Chait	Chait 2013 A5 A	840,000	840	840
Chase Issuance Trust Chait	Chait 2014 A7 A	1,450,000	1,450	1,450
Fannie Mae	Fnr 2008 24 GD	33,138	36	37
Fannie Mae	Fnr 2009 40 TB	88,091	99	96
Fannie Mae	Fnr 2009 53 QM	49,477	54	53
Fannie Mae	Fnr 2010 123 WT	677,056	768	764

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

Fannie Mae	Fnr 2010 136 BA	4,753,961	$4,943	$4,962
Fannie Mae	Fnr 2013 101 CF	2,048,542	2,047	2,072
Fannie Mae	Fnr 2013 118 FB	996,244	1,000	1,008
Fannie Mae	Fnr 2013 15 FA	1,606,102	1,607	1,610
Fannie Mae	Fnr 2013 26 FE	1,582,570	1,583	1,580
Fannie Mae	Fnr 2013 6 FL	2,897,926	2,906	2,925
Fannie Mae Whole Loan	Fnw 2003 W2 1A2	95,805	110	112
Fannie Mae Whole Loan	Fnw 2004 W2 5A	85,681	100	98
Fannie Mae Whole Loan	Fnw 2004 W8 3A	62,786	74	73
Fannie Mae Whole Loan	Fnw 2005 W1 1A3	79,076	94	91
Fannie Mae Whole Loan	Fnw 2007 W10 1A	232,228	263	260
Fannie Mae Whole Loan	Fnw 2007 W10 2A	66,129	75	75
Federal Home Loan	PC Pool 1B1150	103,222	110	110
Federal Home Loan	PC Pool 1G2080	123,085	130	131
Federal Home Loan	PC Pool 1G2667	60,571	65	64
Federal Home Loan	PC Pool 1H2581	122,266	130	131
Federal Home Loan	PC Pool 1Q0479	136,733	147	145
Federal Home Loan	PC Pool 1Q0556	73,292	78	78
Federal Home Loan	PC Pool 1Q0557	113,425	121	122
Federal Home Loan	PC Pool 1Q0558	136,729	147	147
Federal Home Loan	PC Pool 1Q1400 05/42	838,755	915	899
Federal Home Loan	PC Pool 2B2591	1,326,159	1,362	1,373
Federal Home Loan	PC Pool 781274	81,507	86	87
Federal Home Loan	PC Pool 782735	708,001	762	754
Federal Home Loan	PC Pool 847671	66,159	71	71
Federal Home Loan	PC Pool 848349	41,871	45	45
Federal Home Loan	PC Pool E02703	1,646,785	1,750	1,759
Federal Home Loan	PC Pool G01665	199,272	220	225
Federal Home Loan	PC Pool G01749	86,138	94	97
Federal Home Loan	PC Pool G01767	56,608	65	66
Federal Home Loan	PC Pool G01777	2,532,304	2,788	2,901
Federal Home Loan	PC Pool G03081	51,582	58	59
Federal Home Loan	PC Pool G04378	165,376	186	188
Federal Home Loan	PC Pool G05603	38,339	45	44
Federal Home Loan	PC Pool G05862	126,572	139	142
Federal Home Loan	PC Pool G06238	133,326	148	152
Federal Home Loan	PC Pool G06570	180,802	200	206
Federal Home Loan	PC Pool G06932	1,464,767	1,618	1,660
Federal Home Loan	PC Pool G07074	2,108,882	2,333	2,371
Federal Home Loan	PC Pool G07568	3,206,486	3,419	3,476
Federal Home Loan	PC Pool G07596	1,205,049	1,290	1,332
Federal Home Loan	PC Pool G12277	46,250	51	51
Federal Home Loan	PC Pool G12339	154,135	168	167
Federal Home Loan	PC Pool G12758	80,209	88	88
Federal Home Loan	PC Pool G13338	84,204	92	93
Federal Home Loan	PC Pool G13346	87,024	95	96
Federal Home Loan	PC Pool G13854	1,578,381	1,677	1,685
Federal Home Loan	PC Pool G14585	4,507,084	4,798	4,813
Federal Home Loan	PC Pool G30305	46,990	53	53
Federal Home Loan	PC Pool G30458	416,948	460	472
Federal Home Loan	PC Pool H09070	44,249	49	49
Federal Home Loan	PC Pool H09203	33,601	37	37
Federal Home Loan	PC Pool J08788	671,044	722	723

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

Federal Home Loan	COR 01/42 FH 849254	1,902,104	$1,963	$1,970
Federal Natl Mtg Assn	Pool 256614 FN 02/37 Fixed 6.000%	30,641	34	34
Federal Natl Mtg Assn	Pool 256901 FN 09/37 Fixed 6.500%	38,156	43	42
Federal Natl Mtg Assn	Pool 256937 FN 10/37 Fixed 6.500%	40,450	45	44
Federal Natl Mtg Assn	Pool 256985 FN 11/37 Fixed 7.000%	67,895	78	75
Federal Natl Mtg Assn	Pool 257095 FN 02/38 Fixed 6.000%	58,816	64	65
Federal Natl Mtg Assn	Pool 310048 FN 02/38 Fixed Var	57,248	65	65
Federal Natl Mtg Assn	Pool 555285 FN 03/33 Fixed Var	126,867	142	145
Federal Natl Mtg Assn	Pool 677709 FN 02/33 Fixed 5.500%	174,077	191	196
Federal Natl Mtg Assn	Pool 725206 FN 02/34 Fixed Var	46,555	51	52
Federal Natl Mtg Assn	Pool 725228 FN 03/34 Fixed Var	494,182	552	568
Federal Natl Mtg Assn	Pool 725271 FN 02/19 Fixed Var	39,361	42	41
Federal Natl Mtg Assn	Pool 725330 FN 03/34 Fixed Var	666,686	745	762
Federal Natl Mtg Assn	Pool 725417 FN 04/18 Fixed Var	39,091	42	41
Federal Natl Mtg Assn	Pool 735415 FN 12/32 Fixed Var	273,329	313	316
Federal Natl Mtg Assn	Pool 735523 FN 12/19 Fixed Var	36,695	39	38
Federal Natl Mtg Assn	Pool 735869 FN 08/35 Floating Var	58,680	63	63
Federal Natl Mtg Assn	Pool 745238 FN 12/20 Fixed Var	45,413	49	48
Federal Natl Mtg Assn	Pool 745303 FN 01/36 Floating Var	69,568	74	74
Federal Natl Mtg Assn	Pool 745398 FN 06/35 Fixed Var	69,606	78	80
Federal Natl Mtg Assn	Pool 745942 FN 04/34 Fixed Var	74,606	83	85
Federal Natl Mtg Assn	Pool 832257 FN 08/35 Floating Var	104,607	110	113
Federal Natl Mtg Assn	Pool 888015 FN 11/16 Fixed Var	348,311	390	369
Federal Natl Mtg Assn	Pool 888136 FN 12/21 Fixed Var	96,870	106	106
Federal Natl Mtg Assn	Pool 888151 FN 01/21 Fixed Var	131,490	143	140
Federal Natl Mtg Assn	Pool 888262 FN 01/22 Fixed Var	54,613	60	60
Federal Natl Mtg Assn	Pool 888291 FN 03/22 Fixed Var	172,368	189	189
Federal Natl Mtg Assn	Pool 888365 FN 04/22 Fixed Var	91,263	100	99
Federal Natl Mtg Assn	Pool 888366 FN 04/37 Fixed Var	1,178,803	1,364	1,324
Federal Natl Mtg Assn	Pool 888559 FN 06/17 Fixed Var	211,014	240	226
Federal Natl Mtg Assn	Pool 888631 FN 08/22 Fixed Var	134,083	147	147
Federal Natl Mtg Assn	Pool 888791 FN 10/37 Fixed Var	25,552	28	28
Federal Natl Mtg Assn	Pool 888891 FN 11/37 Fixed Var	90,432	102	103
Federal Natl Mtg Assn	Pool 888894 FN 11/37 Fixed Var	43,686	49	49
Federal Natl Mtg Assn	Pool 888956 FN 03/36 Fixed Var	205,927	230	236
Federal Natl Mtg Assn	Pool 889151 FN 01/38 Fixed Var	47,170	53	53
Federal Natl Mtg Assn	Pool 889157 FN 02/28 Fixed Var	64,048	71	73
Federal Natl Mtg Assn	Pool 889390 FN 03/23 Fixed Var	177,160	195	194
Federal Natl Mtg Assn	Pool 889528 FN 05/38 Fixed Var	79,144	89	86
Federal Natl Mtg Assn	Pool 889886 FN 12/37 Fixed Var	133,398	156	148
Federal Natl Mtg Assn	Pool 907860 FN 02/37 Floating Var	123,287	133	133
Federal Natl Mtg Assn	Pool 936482 FN 09/21 Fixed 6.000%	53,632	59	59
Federal Natl Mtg Assn	Pool 995005 FN 10/38 Floating Var	61,667	67	65
Federal Natl Mtg Assn	Pool 995212 FN 05/36 Fixed Var	223,213	249	255
Federal Natl Mtg Assn	Pool 995405 FN 10/23 Fixed Var	273,586	297	300
Federal Natl Mtg Assn	Pool 995487 FN 08/37 Fixed Var	61,801	69	71
Federal Natl Mtg Assn	Pool 995575 FN 09/36 Fixed Var	51,923	57	59
Federal Natl Mtg Assn	Pool 995597 FN 03/24 Fixed Var	67,068	73	74
Federal Natl Mtg Assn	Pool 995694 FN 12/38 Fixed Var	55,888	63	64
Federal Natl Mtg Assn	Pool 995788 FN 09/36 Fixed Var	831,548	914	937
Federal Natl Mtg Assn	Pool AB1763 FN 11/30 Fixed 4.000%	671,428	715	723
Federal Natl Mtg Assn	Pool AD0111 FN 06/38 Fixed Var	48,801	55	56
Federal Natl Mtg Assn	Pool AD0112 FN 07/38 Fixed Var	52,194	59	59

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

Federal Natl Mtg Assn	Pool AD0198 FN 09/38 Fixed Var	337,609	$370	$379
Federal Natl Mtg Assn	Pool AD0249 FN 04/37 Fixed Var	389,641	428	439
Federal Natl Mtg Assn	Pool AD0284 FN 01/24 Fixed Var	140,617	153	154
Federal Natl Mtg Assn	Pool AD0494 FN 08/37 Fixed Var	65,423	72	74
Federal Natl Mtg Assn	Pool AD0650 FN 09/39 Fixed Var	81,156	89	91
Federal Natl Mtg Assn	Pool AD0663 FN 06/36 Fixed Var	307,626	338	347
Federal Natl Mtg Assn	Pool AD0692 FN 01/39 Fixed Var	38,800	43	43
Federal Natl Mtg Assn	Pool AD0931 FN 07/35 Fixed Var	105,683	116	119
Federal Natl Mtg Assn	Pool AE0006 FN 05/38 Fixed Var	42,828	48	49
Federal Natl Mtg Assn	Pool AE0012 FN 09/38 Fixed Var	233,691	264	266
Federal Natl Mtg Assn	Pool AE0063 FN 03/38 Fixed Var	39,622	44	43
Federal Natl Mtg Assn	Pool AE0379 FN 08/24 Fixed Var	64,611	70	71
Federal Natl Mtg Assn	Pool AE0380 FN 10/24 Fixed Var	224,808	244	247
Federal Natl Mtg Assn	Pool AE0381 FN 12/24 Fixed Var	1,096,697	1,193	1,205
Federal Natl Mtg Assn	Pool AE0382 FN 10/24 Fixed Var	167,973	183	185
Federal Natl Mtg Assn	Pool AE0442 FN 01/39 Fixed Var	255,229	288	291
Federal Natl Mtg Assn	Pool AE0620 FN 05/24 Fixed Var	159,948	174	176
Federal Natl Mtg Assn	Pool AE0875 FN 01/25 Fixed Var	234,873	255	258
Federal Natl Mtg Assn	Pool AE0952 FN 05/38 Fixed Var	93,876	105	105
Federal Natl Mtg Assn	Pool AL0144 FN 11/37 Floating Var	27,790	30	30
Federal Natl Mtg Assn	Pool AL0406 FN 06/38 Fixed Var	79,839	88	88
Federal Natl Mtg Assn	Pool AL0852 FN 06/38 Fixed Var	38,318	42	42
Federal Natl Mtg Assn	Pool AL1043 FN 10/38 Floating Var	107,658	115	115
Federal Natl Mtg Assn	Pool AL2439 FN 06/26 Fixed Var	724,994	789	789
Federal Natl Mtg Assn	Pool AL3442 FN 11/38 Fixed Var	502,255	539	551
Federal Natl Mtg Assn	Pool AL4147 FN 01/25 Fixed Var	913,574	970	984
Federal Natl Mtg Assn	Pool AL4165 FN 01/31 Fixed Var	6,583,900	7,045	7,183
Federal Natl Mtg Assn	Pool AL4831 FN 02/44 Floating Var	2,215,363	2,293	2,292
Federal Natl Mtg Assn	Pool AL4980 FN 02/44 Floating Var	1,236,176	1,281	1,281
Federal Natl Mtg Assn	Pool AL5441 FN 09/41 Fixed Var	1,425,616	1,551	1,564
Federal Natl Mtg Assn	Pool AL5749 FN 07/42 Fixed Var	2,009,972	2,179	2,184
Federal Natl Mtg Assn	Pool AL5931 FN 09/28 Fixed Var	1,231,649	1,304	1,303
Federal Natl Mtg Assn	Pool AL5957	3,096,956	3,328	3,313
Federal Natl Mtg Assn	Pool AL5968 FN 10/44 Floating Var	3,675,772	3,784	3,781
Federal Natl Mtg Assn	Pool AL6137 FN 07/21 Fixed Var	640,000	687	676
Federal Natl Mtg Assn	Pool AS2666 FN 06/34 Fixed 4.000%	510,227	545	549
Federal Natl Mtg Assn	Pool AT7040 FN 09/44 Floating Var	293,194	301	303
Federal Natl Mtg Assn	Pool AU6423 FN 10/43 Fixed 4.500%	896,440	966	975
Federal Natl Mtg Assn	Pool AW4688 FN 05/44 Floating Var	1,878,767	1,935	1,944
Federal Natl Mtg Assn	Pool AX2197 FN 12/44 Floating Var	1,414,000	1,453	1,456
Federal Natl Mtg Assn	Pool MA3894 FN 09/31 Fixed 4.000%	1,436,615	1,532	1,549
Freddie Mac	Fhr 3312 AB	54,445	62	61
Freddie Mac	Fhr 4240 FA	2,379,382	2,378	2,384
Freddie Mac	Fhr 4283 EW	1,145,091	1,273	1,261
Freddie Mac	Fhr 4319 MA	1,946,000	2,185	2,168
Vendee Mortgage Trust	Vende 1997 2 Z	115,921	139	132
Total Mortgages				108,762

U.S. government securities
California St	Cas 03/40 Fixed 7.625%	785,000	1,030	1,205
California St	Cas 04/39 Fixed 7.550%	1,200,000	1,540	1,852
California St	Cas 10/19 Fixed 6.200%	195,000	231	228

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(i) - SCHEDULE OF ASSETS HELD
DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)		(d)	(e)
Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value
	Identity of Issue, Borrower, Lessor, or Similar Party		Number of Shares/Units	Cost	Current Value

California St	Cas 10/39 Fixed 7.300%	710,000	$894	$1,046
Export Import Bk Korea	Sr Unsecured 01/17 4.000%	285,000	299	299
Illinois St	ILS 03/16 Fixed 4.961%	540,000	584	563
Illinois St	ILS 03/17 Fixed 5.365%	1,840,000	2,023	1,970
Illinois St	ILS 03/18 Fixed 5.665%	2,100,000	2,349	2,300
Kingdom of Spain	Sr Unsecured 144A 03/18 4.000%	700,000	698	736
New Jersey St Turnpike Auth	NJSTRN 01/40 Fixed 7.414%	375,000	479	564
New Jersey St Turnpike Auth	NJSTRN 01/41 Fixed 7.102%	1,070,000	1,483	1,552
US Treasury	N/B 01/15 0.250%	6,500,000	6,507	6,500
US Treasury	N/B 02/17 0.625%	3,500,000	3,494	3,491
US Treasury	N/B 02/17 0.875%	8,100,000	8,107	8,120
US Treasury	N/B 03/17 0.750%	2,700,000	2,700	2,699
US Treasury	N/B 04/15 0.375%	3,200,000	3,209	3,202
US Treasury	N/B 05/17 0.875%	1,000,000	999	1,001
US Treasury	N/B 10/16 0.625%	8,000,000	8,004	8,002

Total U.S. government securities				45,330

Asset backed securities
Chase Issuance Trust	CHAIT 2014 A1 A1	800,000	802	800
SLM Student Loan Trust	SLMA 2012 C A2 144A	2,020,000	2,045	2,094
Small Business Administration	SBAP 2001 20L 1	44,301	49	48
Small Business Administration	SBAP 2005 20E 1	54,703	61	59
Small Business Administration	SBAP 2005 20G 1	52,853	59	56
Small Business Administration	SBAP 2005 20I 1	66,004	74	70
Small Business Administration	SBAP 2006 20A 1	65,828	74	71
Small Business Administration	SBAP 2006 20C 1	92,762	105	102
Small Business Administration	SBAP 2006 20G 1	181,455	208	204
Small Business Administration	SBAP 2007 20A 1	109,597	123	121
Small Business Administration	SBAP 2007 20C 1	168,045	190	185
Small Business Administration	SBAP 2007 20D 1	168,401	190	186
Small Business Administration	SBAP 2007 20G 1	109,523	126	122

Total Asset backed securities				4,118

Cash Equivalents
State Street Bank & Trust Co	Short Term Investment Fund	6,431,431	6,431	6,431

Receivables				1,872

Liabilities				(165)

TOTAL SEPARATE ACCOUNT				296,960

TOTAL INVESTMENTS PER FINANCIAL STATEMENTS				18,867,224

PARTICIPANT LOANS	Interest rates ranging from 2.86% to 9.50%		—	144,859

TOTAL INVESTMENTS PER FORM 5500				$19,012,083
* Party-in-interest as defined by ERISA.

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
EIN 94-0890210 PLAN NO. 001
SCHEDULE H - PART IV, LINE 4(j) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(thousands of dollars)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Expense		Current value
Identity of	Description	Purchase	Selling	Lease	incurred with	Cost of	of asset on	Net gain
party involved	of asset	price	price	rental	transaction	asset	transaction date	or (loss)

Category (iii) - Series of Transactions (Aggregate) in Excess of 5% of Plan Assets

Vanguard	Vanguard Prime MM Inst*	$801,519	$—	N/A	$—	$801,519	$801,519	$—
Vanguard	Vanguard Prime MM Inst*	—	979,711	N/A	—	979,711	979,711	—
Vanguard	Chevron Stock Fund*	1,412,897	—	N/A	—	1,412,897	1,412,897	—
Vanguard	Chevron Stock Fund*	—	1,368,987	N/A	—	960,813	1,368,987	408,174

There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 2014.
* Party-in-interest as defined by ERISA.